Exhibit 10.2
AMENDMENT NO. 2
TO THE
VWR INTERNATIONAL, LLC RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2011)
WHEREAS, VWR International, LLC (“VWR”) maintains the VWR International, LLC Retirement Plan (the “Plan”) for the benefit of its selected employees; and
WHEREAS, the Plan was most recently amended and restated effective January 1, 2011; and
WHEREAS, Section 11.1 of the Plan provides that the Benefit and Retirement Plan Committee of VWR (the “Committee”) is authorized to adopt Plan amendments that have no substantial adverse impact on any “Employer” or the Plan; and
WHEREAS, the Committee desires to amend the Plan to reflect revisions requested by the Internal Revenue Service in connection with the Service’s review of the determination letter application filed for the Plan.
NOW, THEREFORE, effective as of January 1, 2011, the Plan is hereby amended as follows:

1.	The first sentence of Section 5.4 is amended and restated in its entirety to read as follows:
The Committee shall furnish each Participant with a written explanation of the terms and conditions of the forms of payment (including a general description of the material features of the forms of payment and sufficient additional information to explain the relative values of the forms of payment available under the Plan in a manner that would satisfy the requirements of section 417(a)(3) of the Code), and of his or her right to defer commencement of benefit payments until his or her Regular Retirement Date and, effective with respect to distributions with an Annuity Starting Date on or after January 1, 2007, the consequences of failure to defer, if applicable.

2.	Subsection (ii)(A) of Section 8.2(a) of the Plan is amended and restated in its entirety to read as follows:
(ii)    For purposes of subparagraph (i) above, the annual benefit in the form of a single life annuity commencing at the same age that is Actuarially Equivalent to the Plan benefit shall be:
(A)    In the case of a benefit in a form that is not subject to section 417(e)(3) of the Code:
(1)    For limitation years beginning on or after July 1, 2007, the greater of (I) the annual amount of the Participant’s benefit in the form described in Section 4.1, determined as of the same Annuity Starting Date as his or her actual benefit, and (II) the annual amount of the Participant’s retirement benefit in such form determined as of such Annuity Starting Date using a 5% interest rate and the Applicable Mortality Table.
(2)    For limitation years beginning before July 1, 2007, the greater of (I) the equivalent annual benefit computed using the mortality table and interest rate specified in Section 1.2 (or otherwise specified in the Plan for such form of benefit), and (II) the equivalent annual benefit computed using the Applicable Mortality Table and an interest rate of 5%.

3.	Subsection 8.2(d) of the Plan is amended and restated in its entirety to read as follows:
(d)    The Defined Benefit Dollar Limitation shall be adjusted in accordance with the following, to the extent applicable:
(i)    If the Annuity Starting Date occurs before the Participant attains age 62, the Defined Benefit Dollar Limitation shall be adjusted as follows:
(A)    If the Annuity Starting Date is in a limitation year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form described in Section 4.1 commencing at the Participant’s Annuity Starting Date that is the Actuarial Equivalent of such dollar limit, with Actuarial Equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and mortality table specified in Section 1.2, or (2) a 5% interest rate and the Applicable Mortality Table.
(B)    If the Annuity Starting Date is in a limitation year beginning on or after July 1, 2007, the Defined Benefit Dollar Limitation shall be adjusted so that such limit is equal to (1) if the Plan does not provide for an immediately commencing straight life annuity payable at both age 62 and at the Annuity Starting Date, the annual amount of the Participant’s retirement benefit in the form described in Section 4.1 commencing at the Participant’s Annuity Starting Date that is Actuarially Equivalent computed using a 5% interest rate and the Applicable Mortality Table and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date, and (2) if the Plan provides for an immediately commencing straight life annuity payable both at age 62 and at the Annuity Starting Date, the lesser of (I) the amount determined under (1), or (II) the Defined Benefit Dollar Limitation multiplied by the ratio of the retirement benefit payable at the Annuity Starting Date in the form described in Section 4.1 to such retirement benefit (in such form) payable under the Plan at age 62, both determined without regard to the limitations of section 415 of the Code.

(ii)    If the Annuity Starting Date occurs after the Participant attains age 65, the Defined Benefit Dollar Limitation shall be adjusted as follows:
(A)    If the Annuity Starting Date is in a limitation year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form described in Section 4.1 commencing at the Participant’s Annuity Starting Date that is the Actuarial Equivalent of such dollar limit, with Actuarial Equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and mortality table specified in Section 1.2, or (2) a 5% interest rate and the Applicable Mortality Table and no mortality decrement.
(B)    If the Annuity Starting Date is in a limitation year beginning on or after July 1, 2007, the Defined Benefit Dollar Limitation shall be adjusted so that such limit is equal to (1) if the Plan does not provide for an immediately commencing straight life annuity payable at both age 62 and at the Annuity Starting Date, the annual amount of the Participant’s retirement benefit in the form described in Section 4.1 at such Annuity Starting Date that is Actuarially Equivalent, computed using a 5% interest rate and the Applicable Mortality Table effective for the Annuity Starting Date, to an annual benefit payable at age 65 equal to the Defined Benefit Dollar Limitation, and (2) if the Plan provides for an immediately commencing straight life annuity payable both at age 65 and at the Annuity Starting Date, the lesser of (I) the amount determined under (1), or (II) the Defined Benefit Dollar Limitation multiplied by the ratio of (x) the retirement benefit payable at such Annuity Starting Date in the form described in Section 4.1 (computed without regard to the limitations of section 415 of the Code), determined without regard to accruals after age 65, but including actuarial adjustments even if such adjustments are applied to offset accruals, to (y) the retirement benefit in the form described in Section 4.1 payable to a hypothetical participant who is age 65 and has the same accrued benefit (with no actuarial increases for commencement after age 65) as the Participant, determined without regard to accruals after age 65 and without applying the limitations of section 415 of the Code.
All adjustments shall be made in accordance with section 415 of the Code, regulations promulgated thereunder, and any IRS guidance concerning section 415 of the Code.

4.	Subsections 9.2(e)(ii) and (iii) of the Plan are amended and restated in their entirety to read as follows:
(ii)    Any part of any distribution made during the one-year period ending on the Determination Date on account of severance from employment, death, or disability; and

(iii)    Any part of any distribution, for any reason other than severance from employment, death, or disability, during the five-year period ending on the Determination Date.
IN WITNESS WHEREOF, the Benefit and Retirement Plan Committee has caused this Amendment to be adopted on behalf of VWR International, LLC this 24th day of February, 2014

Attest:	VWR INTERNATIONAL, LLC

/s/ Pam Klonaris	By:	/s/ James M. Kalinovich
James M. Kalinovich
VP & Treasurer

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